UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2021

BIOMEA FUSION, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40335	82-2520134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

726 Main Street Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 980-9099

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BMEA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2021, Biomea Fusion, Inc. (the “Company”) announced the appointment of Franco Valle to the position of Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer of the Company effective as of July 26, 2021.

Mr. Valle, age 40, most recently served as principal accounting officer and senior vice president of finance at Eidos Therapeutics, Inc. (Nasdaq: EIDX), a public biopharmaceutical company which merged with BridgeBio (Nasdaq: BBIO) for $2.83 billion in 2021, from March 2018 to April 2021. Prior to that, Mr. Valle served as the principal accounting officer and controller at Iovance Biotherapeutics, Inc. (Nasdaq: IOVA), a public biopharmaceutical company, from July 2016 until January 2018. Mr. Valle also previously worked as a senior accounting officer at Pharmacyclics, Inc. (Nasdaq: PCYC), which he joined in 2012 and supported through its merger with Abbvie (Nasdaq: ABBV). Mr. Valle started his career in 2005 at Pricewaterhouse Coopers LLP, where he spent six years in the Life Science, Biotech and Venture Capital Group. Mr. Valle is a Certified Public Accountant and holds a Bachelor of Science in Corporate Finance from San Jose State University.

In connection with Mr. Valle’s appointment as Chief Financial Officer, the Company anticipates entering into a new employment agreement with Mr. Valle to reflect his appointment. The Company will also enter into an indemnification agreement with Mr. Valle (the “Indemnification Agreement”) in accordance with the Company’s standard practice and pursuant to the form previously approved by the Board and the Company’s stockholders, which form was filed as Exhibit 10.10 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 12, 2021. The Indemnification Agreement, among other things, requires the Company to indemnify Mr. Valle to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as an executive officer.

There have not been any transactions since the beginning of the Company’s last fiscal year, nor are there any proposed transactions, in which the Company was or is to be a participant involving amounts exceeding $120,000 and in which Mr. Valle had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMEA FUSION, INC.

Date: June 29, 2021	By:	/s/ Thomas Butler
Thomas Butler Chief Executive Officer